Exhibit 10.1
AMENDMENT NO. 3
TO
INVERNESS MEDICAL INNOVATIONS, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN
          The Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan (“the Plan”) is hereby amended by deleting the second sentence in the first paragraph of the Plan and replacing it with the following:
“One million (1,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose.”
          Except as herein amended, the provisions of the Plan shall remain unchanged and in full force and effect.
AS APPROVED BY THE BOARD OF DIRECTORS: March 18, 2008
AS APPROVED BY THE STOCKHOLDERS: June 12, 2008